UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DocuSign, Inc.
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DOCUSIGN, INC.
221 Main Street, Suite 1550
San Francisco, California 94105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 17, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of DocuSign, Inc., a Delaware corporation (the “Company”) (the “Annual Meeting”). The meeting will be held on June 17, 2019 at 10:00 a.m. Pacific Time at 101 California Street, 5th Floor, San Francisco, California 94111 for the following purposes:

1.	To elect the Board of Directors’ nominees, Daniel D. Springer and Blake J. Irving, to the Board of Directors to hold office until the 2022 Annual Meeting of Stockholders.

2.
To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2020.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 22, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
On or about May 3, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report.
By Order of the Board of Directors,
Michael J. Sheridan
Chief Financial Officer
San Francisco, California
May 3, 2019
All stockholders are cordially invited to attend the Annual Meeting of stockholders in person. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, by telephone, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting in person at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

DOCUSIGN, INC.
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

DOCUSIGN, INC.
221 Main Street, Suite 1550
San Francisco, California 94105
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2019
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of DocuSign, Inc., a Delaware corporation (sometimes referred to as the “Company” or “DocuSign”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 3, 2019 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 13, 2019.
How do I attend the annual meeting?
The meeting will be held on Monday, June 17, 2019 at 101 California Street, 5th Floor, San Francisco, California 94111 at 10:00 a.m. Pacific Time. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 22, 2019, will be entitled to vote at the Annual Meeting. On this record date, there were 173,302,105 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 22, 2019, your shares were registered directly in your name with DocuSign’s transfer agent, American Stock Transfer and Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 22, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?
There are two matters scheduled for a vote:

•	Election of two directors (Proposal 1); and

•
Ratification of selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board as independent registered public accounting firm of the Company for its fiscal year ending January 31, 2020 (Proposal 2).

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting even if you have already voted by proxy. In such case and if you vote at the meeting, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided (if you elected to receive printed materials). If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions (have your Notice or proxy card in hand when you call). You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 16, 2019 to be counted.

•
To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 16, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from DocuSign. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 22, 2019.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees for director and “For” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.
A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.
Proposal 1, the election of our Class I directors, is a non-routine matter so your broker or nominee may not vote your shares on Proposal 1 without your instructions. Proposal 2, the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to DocuSign’s Corporate Secretary at 221 Main Street, Suite 1550, San Francisco, California 94105.

•	You may attend the Annual Meeting and vote. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by Saturday, January 4, 2020, to our Corporate Secretary at 221 Main Street, Suite 1550, San Francisco, California 94105, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. Pursuant to our Amended and Restated Bylaws (the “Bylaws“), if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on Thursday, March 19, 2020 and no earlier than the close of business on Tuesday, February 18, 2020; provided, however, that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 17, 2020, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal ending January 31, 2020.	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)
(1) This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present in person at the meeting or represented by proxy. On the record date, there were 173,302,105 shares outstanding and entitled to vote. Thus, the holders of 86,651,053 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
BOARD COMPOSITION
DocuSign’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board currently has eleven members. There are three directors in the class whose term of office expires in 2019. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. Ms. Meeker will not be standing for re-election and the Board size will be reduced to ten members immediately after the Annual Meeting. If elected at the annual meeting, each of these nominees would serve until the 2022 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by DocuSign. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve. The following table sets forth information with respect to our directors who we expect to continue in office after the Annual Meeting, including the two nominees for election at the Annual Meeting, as of June 17, 2019:

Name	Age	Director Since
Class I Directors-Nominees for Election at the Current Annual Meeting
Blake J. Irving(1)	59	August 2018
Daniel D. Springer	56	January 2017
Class II Directors-Continuing in Office until the 2020 Annual Meeting
Cynthia Gaylor(2)	46	December 2018
John Hinshaw(2)(3)	48	December 2014
Louis J. Lavigne, Jr.(1)(2)	71	July 2013
S. Steven Singh(1)	58	August 2018
Class III Directors-Continuing in Office until the 2021 Annual Meeting
Mary Agnes “Maggie” Wilderotter*	64	March 2018
Enrique Salem(1)(2)	53	August 2013
Peter Solvik(1)(3)	60	March 2006
Inhi Cho Suh(3)	44	August 2018
(1) Member of the compensation committee
(2) Member of the audit committee
(3) Member of the nominating and corporate governance committee
*Board Chair
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2022 ANNUAL MEETING
Blake J. Irving has served on our board of directors since August 2018. From January 2013 to January 2018, he was the Chief Executive Officer of GoDaddy, Inc. (NYSE: GDDY), a publicly traded domain registrar and web hosting company. From May 2014 to June 2018 Mr. Irving also served on the board of directors of GoDaddy. From May 2010 to April 2012, Mr. Irving was the Chief Product Officer at Yahoo! Inc. From January 2009 to May 2010, Mr. Irving was a Professor in the M.B.A. program at Pepperdine University. From 1992 to September 2007, Mr. Irving served in various senior and management roles at Microsoft Corporation (NYSE: MSFT), including most recently as Corporate Vice President of the Windows Live Platform Group. Mr. Irving holds a Bachelor of Arts in Fine Arts from San Diego State University and an M.B.A. from Pepperdine University.
The Nominating and Corporate Governance Committee, or Nominating Committee, believes that Mr. Irving possesses specific attributes that qualify him to serve as a member of the Board, including his significant public company leadership experience in the operations of large, complex companies.
Daniel D. Springer has served has served as our Chief Executive Officer, President and member of the Board since January 2017. From May 2015 to January 2017, he served as an Operating Partner at Advent International Corp., a private equity investment firm. From March 2004 to March 2014, Mr. Springer served as Chairman and Chief Executive Officer of Responsys, Inc. (NASDAQ: MKTG), a marketing software company that was acquired by Oracle Corp. in 2014. Prior to joining Responsys, Inc., Mr. Springer served as the Managing Director of Modem Media, Inc., a marketing strategy and services firm, the Chief Executive Officer of Telleo, Inc., an internet services company, and Chief Marketing Officer of NextCard, Inc., a consumer credit company. Mr. Springer served on the board of directors of YuMe Inc. (NYSE: YUME), a digital advertising company, from October 2013 to July 2017. Mr. Springer holds a B.A. in Mathematics and Economics from Occidental College and an M.B.A. from Harvard University.
The Nominating Committee, believes that Mr. Springer possesses specific attributes that qualify him to serve as a member of the Board, including his service as our Chief Executive Officer and his experience in senior management and board service at other technology and software companies.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING
Cynthia Gaylor has served on our board of directors since December 2018. Since May 2016, Ms. Gaylor has served as Senior Vice President and Chief Financial Officer of Pivotal Software, Inc. (NYSE: PVTL). From November 2014 to May 2016, Ms. Gaylor was an independent strategic advisor. From June 2013 to October 2014, Ms. Gaylor was the Head of Corporate Development and an Advisor at Twitter. Prior to Twitter, Ms. Gaylor was a Managing Director at Morgan Stanley, serving in various positions in the technology investment banking group between March 2006 and May 2013. Ms. Gaylor holds a B.S. in Economics from The Wharton School of the University of Pennsylvania.
The Nominating Committee believes that Ms. Gaylor possesses specific attributes that qualify her to serve as a member of the Board, including her substantial experience in corporate finance and with technology companies.
John M. Hinshaw has served on our board of directors since December 2014. Mr. Hinshaw served as Executive Vice President of Hewlett Packard (NYSE: HP), an information technology company, and Hewlett Packard Enterprise (NYSE: HPE), an enterprise information technology company, from 2011 to 2016. Prior to that, he was employed at The Boeing Company (NYSE: BA), an aerospace design and manufacturing company, where he served as a Vice President and General Manager from 2010 to 2011 and as Chief Information Officer from 2007 to 2010. From 1993 to 2007, Mr. Hinshaw served in various senior capacities with Verizon Communications (NYSE: VZ), a telecommunications company, including as Senior Vice President and Chief Information Officer of Verizon Wireless. He has served on the board of directors of Bank of New York Mellon Corp. (NYSE: BK), a financial services company, since 2014, and currently serves as chair of its technology committee and serves on the risk committee. He has also served on the board of directors of Sysco Corporation (NYSE:SYY), a global foodservice distribution company, since April 2018 and as an audit committee member and as a compensation committee member since May 2018 and November 2018, respectively. He has also served on the board of directors of Illumio, Inc., a cybersecurity company, since October 2018. Mr. Hinshaw received a B.B.A. in Computer Information Systems from James Madison University.
The Nominating Committee believes that Mr. Hinshaw possesses specific attributes that qualify him to serve as a member of the Board, including his technology and management expertise and his leadership experience in the operations of large, complex companies.
Louis J. Lavigne, Jr. has served on our board of directors since July 2013. From 2005 to the present, Mr. Lavigne has been a Managing Director of Lavrite, LLC, a management consulting firm. He has been a Managing Director of Spring Development Group, LLC, a strategic investor, since 2011. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc. (NYSE: DNA), a biotechnology company, including as Executive Vice President and Chief Financial Officer from 1997 to 2005. He has served on the boards of directors of Zynga Inc. (NASDAQ: ZNGA), a video game company, since 2015, including as audit committee chairman and compensation committee member since 2015 and Lead Director since 2017; Assertio, Inc. (NASDAQ: ASRT) (formerly known as Depomed, Inc.), a specialty pharmaceutical company, since 2013, including as compensation committee chairman since January 2018 and audit committee member since July 2013; and Accuray Inc. (NASDAQ: ARAY), a radiation oncology company, since 2009, including as chairman of the board of directors since April 2010 and as chairman of the compensation committee since February 2010. Mr. Lavigne has served on the board of directors of Alector, Inc (NASDAQ: ALEC), an immuno-neurology company, including as chairman of the audit committee, lead director and member of the compensation committee since October 2018. Mr. Lavigne served as a director of Novocure, Limited (NASDAQ: NVCR), an oncology company, from 2013 until October 2018 and Allergan, Inc. (NYSE: AGN), a healthcare company, from 2005 to 2015, when it was acquired by Actavis plc (NYSE: ACT). He also served as a director of BMC Software, Inc. (NASDAQ: BMC), an enterprise systems software company, from 2004 to 2007 and from 2008 to 2013, when it was acquired by a private investor group. Mr. Lavigne holds a B.S. in Finance from Babson College and an M.B.A. from Temple University.
The Nominating Committee believes that Mr. Lavigne possesses specific attributes that qualify him to serve as a member of the Board based on his substantial board of directors, corporate governance, strategy, accounting and finance and operational experience.
S. Steven Singh has served on our board of directors since August 2018. Since May 2017, Mr. Singh has served as Chairman and Chief Executive Officer of Docker, Inc., a cloud software company. From December 2014 to April 2017, Mr. Singh served on the Executive Board of SAP SE and as President of Business Networks and Applications a division of SAP SE (NYSE: SAP), an enterprise applications software company. From February 1996 to December 2014, Mr. Singh was Chief Executive Officer and Chairman of the Board of Concur Technologies, Inc., a business travel and expense management software company, which was acquired by SAP SE in 2014. He has served on the board of directors of Talend SA (NASDAQ: TLND), a provider of cloud integration solutions, since October 2016 and has been chairman of the board since December 2017. Mr. Singh has served on the board of directors of Washington Federal, Inc. (NASDAQ: WAFD), a bank holding company, since August 2018.
The Nominating Committee believes that Mr. Singh possesses specific attributes that qualify him to serve as a member of the Board, including his knowledge of the technology industry and his leadership experience in the operation of large, complex companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING
Enrique Salem has served on our board of directors since August 2013. Since July 2014, Mr. Salem has been a Managing Director at Bain Capital Ventures, a venture capital firm. From April 2009 to July 2012, Mr. Salem was President, Chief Executive Officer and a director at Symantec Corp. (NASDAQ: SYMC), an information storage, security and systems management software company. Mr. Salem held various roles at Symantec, including most recently Chief Operating Officer from January 2008 to April 2009. Mr. Salem has been a member of the board of directors and chairman of the compensation committee of FireEye, Inc. (NASDAQ: FEYE), an enterprise cybersecurity company, since February 2013 and has served as the chairman of the board of directors since March 2017. Mr. Salem has also served on the board of ForeScout Technologies, Inc. (NASDAQ: FSCT), a network security software company since September 2013 and the board of directors of Atlassian Corporation Plc (NASDAQ: TEAM), an enterprise software company, since July 2013. Mr. Salem served on the board of directors of Automatic Data Processing, Inc. (NASDAQ: ADP) from 2010 to November 2013. Mr. Salem holds an A.B. in Computer Science from Dartmouth College.
The Nominating Committee believes that Mr. Salem possesses specific attributes that qualify him to serve as a member of the Board, including his substantial board of directors experience in addition to his investment, management and senior leadership experience at technology companies.
Peter Solvik has served on our board of directors since 2006. Since 2015, Mr. Solvik has been a Managing Director at Jackson Square Ventures, formerly Sigma West, a venture capital firm. Since 2002, Mr. Solvik has been a Managing Director at Sigma Partners, a venture capital firm. Mr. Solvik was a Managing Director of Sigma West, an investment firm, from August 2011 to August 2015. Mr. Solvik was previously Chief Information Officer and Senior Vice President at Cisco Systems, Inc. (NASDAQ: CSCO), an information technology and networking company, where he was employed from January 1993 to March 2003. Mr. Solvik holds a B.S. in Business Administration from the University of Illinois at Urbana-Champaign College of Business.
The Nominating Committee believes that Mr. Solvik possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience investing in and serving in leadership positions at technology companies in our industry.
Inhi Cho Suh has served on our board of directors since August 2018. Since January 2018, Ms. Suh has served as the General Manager of Watson Customer Engagement at IBM (NYSE: IBM). She previously held other roles at IBM including General Manager for IBM Collaboration Solutions from February 2016 to January 2018, Vice President, Strategy and Business Development from December 2014 to January 2016, and General Manager, Big Data from July 2013 to December 2014. From May 2010 to July 2013, Ms. Suh served as Vice President, Product Management and Strategy, Information Management Software at IBM and as Vice President, Marketing for Information Management Software from December 2007 to May 2010. Ms. Suh received a B.S. in Biology, History and Women’s Studies from Duke University and a J.D. from North Carolina Central University School of Law.
The Nominating Committee believes that Ms. Suh possesses specific attributes that qualify her to serve as a member of the Board, including her technology and management expertise and her leadership experience in the operations of large, complex companies.
Mary Agnes “Maggie” Wilderotter has served on our board of directors since March 2018 and as Chairman since January 2019. Since August 2016, Ms. Wilderotter has been Chairman and Chief Executive Officer of the Grand Reserve Inn, a luxury resort and vineyard. From November 2004 to April 2016, she served in a number of roles at Frontier Communications Corp. (NASDAQ: FTR), a public telecommunications company, including as Executive Chairman of the board of directors from April 2015 to April 2016, Chairman and Chief Executive Officer from January 2006 to April 2015, and President, Chief Executive Officer and a director from 2004 to 2006. Ms. Wilderotter has served on the boards of directors of Costco Wholesale Corp. (NASDAQ: COST), a wholesale retailer, since October 2015; Hewlett Packard Enterprise Co. (NYSE: HPE), a technology company, since February 2016; Tanium Inc., an endpoint security and systems management company, since February 2017; Cadence Design Systems (NASDAQ: CDNS), an electronic design automation software and engineering services company, since June 2017; and Lyft, Inc. (NASDAQ: LYFT), a ride-sharing service company, since June 2018. She was previously a director of Xerox Corp. (NYSE: XRX), a technology company, from 2005 to October 2015, DreamWorks Animation SKG Inc. (NASDAQ: DWA), an entertainment company, from October 2015 to November 2016, The

Procter & Gamble Company (NYSE: PG), a consumer products company, from 2009 to October 2015, and Juno Therapeutics, Inc. (NASDAQ: JUNO), a biopharmaceutical company, from November 2014 to March 2018. Ms. Wilderotter received a B.A. in Economics from the College of the Holy Cross.
We believe Ms. Wilderotter is qualified to serve as a member of the Board and as our Chairman because of her significant public company leadership experience as both a board member and an officer, as well as her broad-ranging corporate experiences, including senior leadership positions in the areas of marketing and technology.
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our board of directors determined that Mmes. Gaylord, Meeker, Suh and Wilderotter and Messrs. Hinshaw, Irving, Lavigne, Salem, Singh, and Solvik, representing ten of our eleven directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related Party Transactions.”
BOARD LEADERSHIP STRUCTURE
The Board of Directors of the Company has an independent chair, Ms. Wilderotter, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair enhances the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of the Company’s risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the independent Chair, majority-independent Board and independent Board committees provide a well-functioning and effective balance. Although the Board does not have a standing risk management committee, it administers this oversight function directly through the Audit Committee, the Board as a whole, as well as through its other standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.
The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, the Audit Committee plays a role in overseeing risks associated with cybersecurity, information security and data privacy, and regularly reviews with management the Company’s data security programs and assessment, management and mitigation of such risks. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure and director independence, as well as succession planning. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from executive management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as appropriate.
MEETINGS OF THE BOARD
Our board of directors is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. Our board of directors and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. The Board met five times during the last fiscal year. Each Board member, except for Ms. Wilderotter due to scheduling conflicts when she joined our Board, attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
We encourage our directors and nominees for director to attend our annual meeting of stockholders. We became a public company in April 2018 and did not have an annual meeting of our stockholders in 2018.
INFORMATION REGARDING COMMITTEES OF THE BOARD
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. From time to time, our board of directors may establish other committees to facilitate the management of our business. The composition and responsibilities of each of the committees is described below. Members serve on these committees until their resignation or until otherwise determined by the Board.
Each committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. Copies of each charter are posted on our website at https://investor.docusign.com/investors/governance/governance-documents. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The principal duties and responsibilities of our audit committee include, among other things:

•
helping our board of directors oversee our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and the integrity of our financial statements;

•
managing the selection, engagement terms, fees, qualifications, independence, and performance of qualified firms to serve as independent registered public accounting firms to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firms, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing and reviewing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

•	overseeing our risk identification, assessment and management practices, processes and policies in all areas of our business, including financial and accounting;

•	overseeing risks associated with cybersecurity, information security and data privacy;

•	overseeing compliance with our Code of Conduct; reviewing and approving related party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firms, at least annually, that describes the firm’s internal quality-control procedures, any material issues with such procedures, and any steps taken to address such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firms.

The Audit Committee is composed of four directors: Ms. Gaylor and Messrs. Hinshaw, Lavigne and Salem. Ms. Wilderotter formerly served as a member of the Audit Committee until she became Board Chair. Mr. Lavigne is the Chairman of the Audit Committee. The Board has adopted a written Audit Committee charter that is available on the Company’s website at https://investor.docusign.com/investors/governance/governance-documents. During fiscal year 2019, the Audit Committee held six meetings.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Mr. Lavigne and Ms. Gaylor each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Mr. Lavigne’s and Ms. Gaylor’s level of knowledge and experience based on a number of factors, including formal education and experience as a chief financial officer for public reporting companies.
Report of the Audit Committee of the Board
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the

Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019.
Mr. Louis J. Lavigne, Jr.
Ms. Cynthia Gaylor
Mr. John Hinshaw
Mr. Enrique Salem
Compensation Committee
Our compensation committee consists of five directors, Messrs. Irving, Lavigne, Salem, Solvik and Singh. Mr. Salem is currently the chair of the compensation committee. Mr. Irving will become the chair of our compensation committee on June 4, 2019. Our board of directors has determined each member of the compensation committee is independent under Nasdaq listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.
The primary purpose of the compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal duties and responsibilities of our compensation committee include, among other things:

•	reviewing and approving, or recommending that our board of directors approve, the compensatory arrangements of our executive officers and other senior management, as appropriate;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	administering our equity award plans, compensation plans and similar programs;

•	evaluating and adopting compensation plans and programs and evaluating and recommending to our board of directors for approval the modification or termination of our existing plans and programs; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation strategy.
The Board has adopted a written Compensation Committee charter that is available on the Company’s website at https://investor.docusign.com/investors/governance/governance-documents. During fiscal year 2019, the Compensation Committee held six meetings.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Company’s Chief People Officer and Compensia, Inc. (“Compensia”). The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia as compensation consultants. The Compensation Committee requested that Compensia:

•	assist in evaluating, developing and implementing an executive compensation program in connection with the Company’s transition to a public company;

•	assist in developing a director compensation program; and

•	develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.
Compensia representatives meet regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval. No work performed by Compensia during fiscal year 2019 raised a conflict of interest.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2019, the Compensation Committee delegated authority to the Chief Executive Officer and Chief Financial Officer, acting jointly (together, the “Authorized Officers”), to grant, without any further action required by the Compensation Committee, equity awards to employees who are not officers or senior vice presidents, or reasonably expected to become officers or senior vice presidents, of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, under this delegation of authority, the Authorized Officers may make awards in an aggregate amount of up to 11,000,000 shares for each fiscal year and in an individual amount of up to 100,000 restricted stock units or stock options to purchase up to 200,000 shares to eligible employees. Typically, as part of its oversight function, the Compensation Committee will review the list of grants made by the Authorized Officers at each regularly scheduled in-person meeting.
The Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is comprised of Messrs. Irving, Lavigne, Salem, Solvik and Singh, none of whom is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Nominating and Corporate Governance Committee
The Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and reviewing and recommending any amendments to our Corporate Governance Guidelines.
Our Nominating Committee currently consists of four directors, Messes. Meeker and Suh and Messrs. Hinshaw and Solvik, and after the Annual Meeting will consist of three directors, Ms. Suh and Messrs. Hinshaw and Solvik. Mr. Solvik is the chairman of the nominating and corporate governance committee. All members of the Nominating Committee are independent (as independence is currently defined under Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating Committee’s responsibilities include, among other things:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

•	reviewing the performance of our board of directors, including committees of the board of directors, and management;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	instituting plans or programs for the continuing education of directors and orientation of new directors;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•
reviewing plans for succession to the offices of our executive officers and making recommendations to our board of directors regarding selection of appropriate individuals to succeed to these positions.

The Board has adopted a written Nominating Committee charter that is available on the Company’s website at https://investor.docusign.com/investors/governance/governance-documents. During fiscal year 2019, the Nominating Committee held five meetings.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal year 2019, the Nominating

Committee paid a fee to Heidrick & Struggles to assist in the process of identifying or evaluating director candidates.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: c/o DocuSign, Inc., 221 Main Street, Suite 1550 San Francisco, California 94105, Attn: Corporate Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and any additional information required by our Amended and Restated Bylaws. Our Nominating Committee has discretion to decide which individuals to recommend for nomination as directors. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Corporate Secretary at 221 Main Street, Suite 1550, San Francisco, CA 94105. The communication should indicate that it contains a stockholder or interested party communication. Our General Counsel or his/her designee, in consultation with appropriate directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our board of directors.
CODE OF CONDUCT
We currently have a Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.docusign.com. The audit committee of our board of directors is responsible for reviewing the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and regulations, including the Code of Conduct. We expect that any amendments to the Code of Conduct, or any waivers of its requirements for directors and executive officers, will be disclosed on our website at www.docusign.com as required by applicable law or the listing standards of the Nasdaq. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website.
CORPORATE GOVERNANCE GUIDELINES
In fiscal year 2019, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at https://investor.docusign.com/investors/governance/governance-documents.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements beginning with our financial statements for the year ended January 31, 2009. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will review its future selection of PricewaterhouseCoopers LLP as DocuSign’s principal independent registered public accounting firm.
The affirmative vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended January 31, 2019, and January 31, 2018, by PricewaterhouseCoopers LLP the Company’s principal accountant.

	Fiscal Year Ended
	2019	2018
Audit Fees(1)	$4,282,000	$2,288,000
Audit-related Fees(2)	232,912	204,918
Tax Fees (specifically describe tax fees incurred)(3)	682,327	176,737
All Other Fees (specifically describe all other fees incurred)(4)	2,700	1,800
Total Fees	$5,199,939	$2,671,455
(1)    Audit Fees are for the annual audit and quarterly reviews of the Company’s consolidated financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuance of consents and similar matters.

(2)    Audit-Related Fees are fees for assurance and related services that are reasonably associated to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not included in “Audit Fees.” These services primarily include fees for procedures in connection with our Service Organizational Control (“SOC”) reports.

(3) Tax Fees are billed for tax consulting and compliance.
(4) All Other Fees are fees for products and services other than the services described above.
All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by PricewaterhouseCoopers LLP for the years ending January 31, 2018 and 2019 described above were pre-approved by the Audit Committee.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of May 3, 2019. Our executive officers are appointed by, and serve at the discretion of, the Board and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Daniel D. Springer	56	President, Chief Executive Officer and Director
Michael J. Sheridan	54	Chief Financial Officer
Loren Alhadeff	40	Chief Revenue Officer
Scott V. Olrich	47	Chief Operating Officer
Kirsten O. Wolberg	51	Chief Technology and Operations Officer
EXECUTIVE OFFICERS
Daniel D. Springer has served as our Chief Executive Officer, President and member of the board of directors since January 2017. From May 2015 to January 2017, he served as an Operating Partner at Advent International Corp., a private equity investment firm. From March 2004 to March 2014, Mr. Springer served as Chairman and Chief Executive Officer of Responsys, Inc. (NASDAQ: MKTG), a marketing software company that was acquired by Oracle Corp. in 2014. Prior to joining Responsys, Inc., Mr. Springer served as the Managing Director of Modem Media, Inc., a marketing strategy and services firm, the Chief Executive Officer of Telleo, Inc., an internet services company, and Chief Marketing Officer of NextCard, Inc., a consumer credit company. Mr. Springer served on the board of directors of YuMe Inc. (NYSE: YUME), a digital advertising company, from October 2013 to July 2017. Mr. Springer holds a B.A. in Mathematics and Economics from Occidental College and an M.B.A. from Harvard University.
Michael J. Sheridan has served as our Chief Financial Officer since August 2015. Mr. Sheridan previously served as the Chief Financial Officer of FireEye, Inc. (NASDAQ: FEYE), an enterprise cybersecurity company, from June 2011 to August 2015. Prior to that, Mr. Sheridan was Chief Financial Officer at Mimosa Systems, Inc., a provider of enterprise content archiving systems, from 2009 until its acquisition by Iron Mountain, Inc. in 2010. Mr. Sheridan received a B.S. in Commerce from Santa Clara University.
Loren Alhadeff has served as our Chief Revenue officer since February 2019. Mr. Alhadeff joined us as Director of Sales in July 2008. From January 2012 until January 2019, he served in various roles at the Company, including Vice President – Commercial Sales, Senior Vice President – Global Commercial Sales and most recently, Senior Vice President, North American Sales. Mr. Alhadeff received a Bachelor of Arts degree in Religious Studies and Minor in Psychology from Occidental College.
Scott V. Olrich has served as our Chief Strategy and Marketing Officer since April 2017. From March 2015 to May 2017, he served as Chairman at Heighten Software, Inc., a sales technology software company that was acquired by LinkedIn Corp. From August 2004 to May 2014, Mr. Olrich served in various management roles at Responsys, Inc. (NASDAQ: MKTG), a marketing software company, including as President from May 2013 to May 2014 and as Chief Marketing and Sales Officer from August 2005 to April 2013. Mr. Olrich received a B.S. degree in Business Administration from San Diego State University.
Kirsten O. Wolberg has served as our Chief Technology and Operations Officer since November 2017. From January 2012 to October 2017, Ms. Wolberg was a Vice President at PayPal, Inc., a technology platform and payments company and subsidiary of PayPal Holdings, Inc. (NASDAQ: PYPL), where she completed an 18-month executive rotation as Vice President, Talent from November 2015 to April 2017 and served as a Separation Executive from November 2014 to April 2017 and as Vice President, Technology from July 2012 to November 2015. She has served on the board of directors of SLM Corporation (NASDAQ: SLM), a consumer banking company, since December 2016 and served on the board of directors of Silicon Graphics International Corp., a computer hardware and software manufacturing company, from January 2016 to November 2016. Ms. Wolberg was Chief Information Officer for salesforce.com, inc. (NYSE: CRM), an enterprise software company, from 2008 to September 2011. Ms. Wolberg holds a B.S. in Business Administration with a concentration in Finance from the

University of Southern California and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2019 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
Except as otherwise noted below, the address for persons listed in the table is c/o DocuSign, Inc., 221 Main St., Suite 1550, San Francisco, California 94105.

Name of Beneficial Owner	Beneficial Ownership (1)
	Number of Shares	Percentage of Total
5% or greater stockholders:
Entities affiliated with Sigma Partners(2)	13,678,830	7.9%
Named executive officers and directors:
Daniel D. Springer(3)	2,295,754	1.3%
Michael J. Sheridan(4)	1,342,984	*
William Neil Hudspith(5)	931,170	*
Cynthia Gaylor(6)	803	*
John M. Hinshaw(7)	106,319	*
Blake J. Irving(8)	1,473	*
Louis J. Lavigne, Jr.(9)	180,711	*
Mary G. Meeker(10)	2,827	*
Enrique T. Salem(11)	5,018,216	2.9%
S. Steven Singh(12)	1,473	*
Peter Solvik(13)	13,889,238	8.1%
Inhi Cho Suh(14)	1,473	*
Mary Agnes Wilderotter(15)	9,966	*
All current directors and executive officers as a group (15 persons)(16)	23,943,939	13.6%
*	Less than one percent.
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 172,492,311 shares outstanding on March 31, 2019, adjusted as required by rules promulgated by the SEC.

(2)
Based on information reported in a Schedule 13G filed on February 14, 2019, consists of (a)(i) 11,554,958 shares held by Sigma Partners 7, L.P., (ii) 727,877 shares held by Sigma Associates 7, L.P., and (iii) 134,530 shares held by Sigma Investors 7, L.P., or collectively, the Sigma 7 Entities, (b)(i) 1,149,022 shares held by Sigma Partners 8, L.P., (ii) 41,506 shares held by Sigma Associates 8, L.P., and (iii) 12,344 shares held by Sigma Investors 8, L.P., or collectively, the Sigma 8 Entities, (c) 3,342 shares held by Jackson Square Associates I, L.P., and (d) 55,251 shares held by Jackson Square Ventures I, L.P. Sigma Management 8, L.L.C., or Sigma Management 8, the general partner of the Sigma 8 Entities, has sole voting and dispositive power over the shares held by the Sigma 8 Entities. Sigma Management 7, L.L.C., or Sigma Management 7, the general partner of the Sigma 7 Entities, has sole voting and dispositive power over the shares held by the Sigma 7 Entities. Mr. Solvik, Robert Davoli, Fahri Diner, Paul Flanagan, Lawrence Fitch, Gregory Gretsch, John Mandile, Robert Spinner, and Wade Woodson are managing members of Sigma Management 7 and Sigma Management 8, and Mr. Solvik has voting and dispositive power with respect to the shares held by the Sigma 7 Entities and Sigma 8 Entities. Jackson Square Ventures, LLC is the managing member of Jackson Square Associates I, L.P. and Jackson Square Ventures I, L.P., or together, the JSV Funds. Mr. Solvik, Josh Breinlinger, Gregory Gretsch, and Robert Spinner are managing members of Jackson Square Ventures, LLC, and Mr. Solvik has share voting and dispositive power with respect to the shares held by the JSV Funds. The principal business address for each of these entities is 2105 S. Bascom Avenue, Suite 370, Campbell, California, 95008.

(3)
Consists of (a) 1,134,100 shares held by Mr. Springer and (b) 1,161,654 shares issuable upon exercise of options exercisable within 60 days of March 31, 2019. Mr. Springer holds 161,250 shares issuable pursuant to PSUs, 25,195 of which will be vested within 60 days of March 31, 2019, but none of which are expected to settle within 60 days of March 31, 2019. Mr. Springer holds 1,087,804 shares issuable pursuant to RSUs, 131,776 of which will be vested within 60 days of March 31, 2019, but none of which are expected to settle within 60 days of March 31, 2019.

(4)
Consists of (a) 468,324 shares held by Mr. Sheridan and (b) 874,660 shares issuable upon exercise of options exercisable within 60 days of March 31, 2019. Mr. Sheridan holds 192,337 shares issuable pursuant to RSUs, 59,450 of which will be vested within 60 days of March 31, 2019, but none of which are expected to settle within 60 days of March 31, 2019.

(5)
Consists of (a) 97,875 shares held by Mr. Hudspith and and (b) 833,295 shares issuable upon exercise of options exercisable within 60 days of March 31, 2019. Mr. Hudspith holds 80,000 shares issuable pursuant to RSUs, 10,000 of which will be vested within 60 days of March 31, 2019, but none of which are expected to settle within 60 days of March 31, 2019.

(6)	Ms. Gaylor holds 8,842 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019.
(7)
Consists of (a) 65,377 shares held by Mr. Hinshaw, (b) 40,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2019 and (c) 942 shares issuable pursuant to RSUs which are expected settle within 60 days of March 31, 2019. Mr. Hinshaw holds an additional 943 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019.

(8)
Consists of (a) 982 shares held by Mr. Irving and (b) 491 shares issuable pursuant to RSUs which are expected settle within 60 days of March 31, 2019. Mr. Irving holds an additional 4,420 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019.

(9)
Consists of (a) 10,866 shares held by Louis J. Lavigne, Jr. and Nancy Rothman, (b) 71,557 shares held in trust for which Mr. Lavigne is trustee, (c) 47,346 shares held by Spring Development Group, LLC, (d) 50,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2019 and (e) 942 shares issuable pursuant to RSUs which are expected to settle within 60 days of March 31, 2019. Mr. Lavigne holds an additional 943 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019. Mr. Lavigne is the managing member of Spring Development Group, LLC and has sole voting and dispositive power over the shares held by Spring Development Group, LLC.

(10)
Consists of (a) 1,885 shares held by Ms. Meeker and (b) 942 shares issuable pursuant to RSUs which are expected to settle within 60 days of March 31, 2019. Ms. Meeker holds an additional 943 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019.

(11)
Consists of (a) 59,818 shares held directly by Mr. Salem, (b) 89,811 shares held by NPI Capital, LLC, (c) 50,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2019 and (d) 942 shares issuable pursuant to RSUs which are expected to settle within 60 days of March 31, 2019. Mr. Salem holds an additional 943 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019. Mr. Salem is a managing member of NPI Capital, LLC, and has sole voting and dispositive power over the shares held by NPI Capital, LLC. Also includes 4,817,645 shares held by funds affiliated with Bain Capital Venture Investors, LLC. Mr. Salem is a Managing Director of Bain Capital Venture Investors, LLC and a member of its Executive Committee and as a result may be deemed to share beneficial ownership of the shares held by funds affiliated with Bain Capital Venture Investors, LLC. The principal business address for Bain Capital Venture Investors, LLC, Mr. Salem and NPI Capital, LLC is 200 Clarendon Street, Boston, Massachusetts 02116.

(12)
Consists of (a) 982 shares held by Mr. Singh and (b) 491 shares issuable pursuant to RSUs which are expected settle within 60 days of March 31, 2019. Mr. Singh holds an additional 4,420 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019.

(13)
Consists of (a) 1,885 shares held directly by Mr. Solvik, (b) 136,249 shares held in trust for which Mr. Solvik is trustee, (c) 64,874 shares held by Solvik Family Partners, (d) 6,458 shares held directly by or jointly with Becky Christian, (d) 13,678,830 shares held by entities affiliated with Sigma Partners and Jackson Square Ventures and (e) 942 shares issuable pursuant to RSUs which are expected to vest or settle within 60 days of March 31, 2019. Mr. Solvik is a general partner of Solvik Family Partners, and has joint voting and dispositive power over the shares held by Solvik Family Partners. Mr. Solvik holds an additional 943 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019.

(14)
Consists of (a) 982 shares held by Ms. Suh and (b) 491 shares issuable pursuant to RSUs which are expected settle within 60 days of March 31, 2019. Ms. Suh holds an additional 4,420 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019.

(15)
Consists of (a) 6,966 shares held by Ms. Wilderotter and (b) 3,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2019. Ms. Wilderotter holds an additional 13,932 shares issuable pursuant to RSUs, none of which are expected to vest or settle within 60 days of March 31, 2019.

(16)
Includes (a) 21,009,235 shares held by the directors and executive officers (or their affiliated funds), (b) 2,928,521 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2019 and (c) 6,183 shares issuable pursuant to RSUs which are expected to settle within 60 days of March 31, 2019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended January 31, 2019, other than one late Form 4 filed by Mr. Springer, Mr. Sheridan, Mr. Hudspith, our former President, Worldwide Field Operations, Mr. Davis, our former General Counsel, Ms. Wolberg and Mr. Olrich, to report the settlement of RSUs on November 15, 2018; and two late Forms 4 by Mr. Salem, our director, to report the acquisition of shares received in a pro rata distribution of an investment fund on October 23, 2018 and December 12, 2018.
EXECUTIVE COMPENSATION
We became a public company in April 2018, and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or IPO, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.
Executive Officers
Our named executive officers for fiscal year 2019, which consist of our Chief Executive Officer and the two other most highly compensated executive officers for the fiscal year ended January 31, 2019 (the “Named Executive Officers”), are:

•	Daniel D. Springer, our Chief Executive Officer;

•	Michael J. Sheridan, our Chief Financial Officer; and

•	William Neil Hudspith, our former President of Worldwide Field Operations.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During fiscal year 2019, the Compensation Committee retained Compensia, a national compensation consultant, to serve as its independent compensation consultant and to conduct market research and analysis on its various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to our Compensation Committee and does not provide any non-compensation related services to the Company.

Our Compensation Committee has reviewed the independence of Compensia, employing the independence factors specified in the Nasdaq listing standards and the SEC’s rules and regulations. Based on this assessment, the Compensation Committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns.
SUMMARY COMPENSATION TABLE
The following table shows for the fiscal years ended January 31, 2019 and 2018, compensation awarded to or paid to, or earned by, the Company’s Named Executive Officers.
SUMMARY COMPENSATION TABLE FOR FISCAL 2019

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Daniel D. Springer President and Chief Executive Officer	2019	350,000	12,599,537	484,575	2,026	13,436,138
	2018	350,000	-	430,500	-	780,500
Michael J. Sheridan Chief Financial Officer	2019	382,445	3,978,950	221,520	-	4,582,915

William Neil Hudspith Former President of Worldwide Field Operations	2019	312,000	3,183,000	423,501	-	3,918,501

(1)    This column reflects the aggregate grant date fair value of RSUs and PSUs without regard to forfeitures granted during the year measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The value for PSUs granted in 2018 reflects the probable outcome of the performance vesting conditions which is also equal to the value assuming the highest level of performance conditions will be achieved. The PSUs granted with performance-based conditions are valued using the closing stock price on the grant date. The PSUs granted with a market condition are valued using a lattice model simulation analysis, specifically a Monte Carlo simulation, incorporating the following assumptions:
Risk-free interest rate        2.73%
Expected dividend yield    -
Expected life of grant (in years)    3.81
Expected volatility        40.00%
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for the expected life of the award. Our computation of expected life was based on the remaining performance period at the time of grant. We have not declared, nor do we expect to declare dividends. Due to our short trading history at time of grant, our computation of expected volatility is based on a calculation using the historical stock information of companies deemed comparable to us, for the period matching the expected term of the award. Refer to Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2019. Note that the amounts reported in this column reflect the accounting value for these equity awards and do not correspond to the actual economic value that may be received by our Named Executive Officers from the equity awards.

(2)    The amounts shown represent the performance bonus earned for the respective year pursuant to the FY19 Company Incentive Plan, FY19 President Worldwide Field Operations Incentive Plan or FY18 Company Incentive Plan, as applicable. See “Performance Bonus Compensation” below for further discussion of these performance bonuses.

(3) The amount shown includes 401(k) matching payments.
Stock Awards
In fiscal year 2019, the Compensation Committee, following a review the Company’s executive compensation program, approved the grant of 107,500 RSUs to Mr. Springer, 75,000 RSUs to Mr. Sheridan and 60,000 RSUs to Mr. Hudspith. 1/16th of the RSUs will vest quarterly for four years, in each case subject to such individual remaining a service provider to the Company through each such date.
The Compensation Committee also approved an award of 161,250 PSUs to Mr. Springer. Half of the PSU award became eligible to vest following the achievement of Company performance targets: twenty-five percent of the PSUs vested upon the Compensation Committee’s certification that the performance conditions were achieved and the remaining PSUs will vest quarterly starting May 10, 2019 if Mr. Springer remains a service provider to the Company through each such date. If a Company stock price target is met, the other half of the PSU award will vest quarterly over four years,

The grants of RSUs and PSUs described above were made pursuant to the 2018 Equity Incentive Plan and are subject to all provisions of the 2018 Equity Incentive Plan and the applicable award agreements under which they were granted. The vesting provisions of the RSU awards are subject to the vesting acceleration provisions described below under “Employment, Severance and Change in Control Agreements.” The PSUs are not subject to vesting acceleration.
Performance Bonus Compensation
We sponsored a fiscal year 2019 executive performance bonus plan under the terms of our Employee Incentive Plan in which our Named Executive Officers were participants, except for Mr. Hudspith who participated in the President Worldwide Field Operations Incentive Plan. Bonuses are payable based on our achievement of specified company financial targets determined by the compensation committee. For fiscal year 2019, under our executive bonus plan, Mr. Springer received a payment of $484,575, Mr. Sheridan received a payment of $221,520 and Mr. Hudspith received a payment of $423,501.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows for the fiscal year ended January 31, 2019, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

		Option Awards(1)				Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Daniel D. Springer	01/23/2017(4)	994,911	1,000,460	$18.02	01/23/2027	-	-	-
	07/18/2018(5)	-	-	-	-	-	-	161,250	$7,973,812.50
	01/23/2017(6)	-	-	-	-			608,976	$30,113,863.20
	01/23/2017(7)	-	-	-	-	1,000,460	$49,472,747.00	-	-
	07/18/2018(8)	-	-	-	-	94,063	$4,651,415.35	-	-
Michael J. Sheridan	09/15/2015(9)	705,701	120,486	$17.38	09/15/2025	-	-	-	-
	09/15/2015	111	-	$17.38	09/15/2025	-		-	-
	09/20/2016(10)	100,000	-	$18.87	09/20/2026	-	-	-	-
	09/15/2015(11)	-	-	-	-	154,911	$7,660,348.95	-	-
	06/14/2017(12)	-	-	-	-	31,250	$1,545,312.50	-	-
	07/18/2018(13)	-	-	-	-	65,625	$3,245,156.25	-	-
William Neil Hudspith	03/26/2013(14)	676,272	-	$2.14	03/26/2023	-	-	-	-
	04/30/2014(15)	86,755	-	$7.55	04/30/2024	-	-	-	-
	06/11/2015(16)	82,657	8,334	$16.65	06/11/2025	-	-	-	-
	09/20/2016(17)	94,780	-	$18.87	09/20/2026	-	-	-	-
	06/11/2015(18)	-	-	-	-	6,250	$309,062.50	-	-
	07/18/2018(19)	-	-	-	-	52,500	$2,596,125.00	-	-
	05/09/2016(20)	-	-	-	-	75,000	$3,708,750.00	-	-
	09/20/2016(21)	-	-	-	-	52,500	$2,596,125.00	-	-
	06/14/2017(22)	-	-	-	-	31,250	$1,545,312.50	-	-

(1)    All option and RSU awards listed in this table were granted pursuant to either our 2011 Plan or 2018 Plan and are subject to acceleration of vesting as described in “Employment, Severance and Change in Control Arrangements”. PSUs listed on this table are not subject to acceleration of vesting under such arrangements.

(2) Represents the market value of the shares underlying the number of unvested RSUs as of January 31, 2019, based on the closing price of our common stock of $49.45 on January 31, 2019.
(3)    Represents the market value of the shares underlying the number of unvested performance stock units (“PSUs”) as of January 31, 2019, based on the closing price of our common stock of $49.45 on January 31, 2019.

(4) Twenty-five percent of the shares subject to the option vested on January 11, 2018 and the balance of the shares shall vest in equal monthly installments thereafter for 36 months.
(5)    Represents shares issuable on settlement of PSUs for which the performance condition has been met with respect to 80,625 PSUs. Each PSU represents a contingent right to receive one share of Issuer's Common Stock. The PSUs vest subject to the achievement of certain Company performance conditions, certain performance conditions involving DocuSign’s stock price and/or time vesting as described in “Stock Awards” above. With respect to the PSUs for which the performance condition has been met, twenty-five percent of the PSUs vested upon the Compensation Committee’s certification that the performance conditions were achieved and the remaining PSUs will vest in twelve equal quarterly installments starting May 10, 2019 if Mr. Springer remains a service provider to the Company through each such date.

(6)    Represents shares issuable on settlement of PSUs. Each PSU represents a contingent right to receive one share of Issuer's Common Stock. The PSUs vest subject to the achievement of certain performance conditions involving DocuSign’s stock price as described in “Employment, Severance and Change in Control Agreements” below. As of March 7, 2019, the PSUs subject to the grant vested in full.

(7) Twenty-five percent of the shares underlying the RSUs vested on January 11, 2018 and the balance of the shares shall vest in twelve equal quarterly installments.
(8) The shares underlying the RSUs will vest in sixteen equal quarterly installments beginning August 10, 2018.
(9) Twenty-five percent of the shares subject to the option vested on August 5, 2016 and the balance of the shares shall vest in equal monthly installments thereafter for 36 months.
(10) The shares subject to the option vested in twelve equal monthly installments beginning on September 1, 2016.
(11) Twenty-five percent of the shares underlying the RSUs vested on August 10, 2016 and the balance of the shares shall vest in twelve equal quarterly installments.
(12) The shares underlying the RSUs will vest in sixteen equal quarterly installments beginning August 10, 2017.
(13) The shares underlying the RSUs will vest in sixteen equal quarterly installments beginning August 10, 2018.
(14) Twenty-five percent of the shares subject to the option vested on January 2, 2014 and the balance of the shares shall vest in equal monthly installments thereafter for 36 months.
(15) The shares subject to the option vested in twelve equal monthly installments beginning on January 31, 2017.
(16) The shares subject to the option vested in twelve equal monthly installments beginning on March 1, 2018.
(17) The shares subject to the option vested in twelve equal monthly installments beginning on September 20, 2016.
(18) The shares underlying the RSUs will vest in sixteen equal quarterly installments beginning August 10, 2015.
(19) The shares underlying the RSUs will vest in sixteen equal quarterly installments beginning August 10, 2018.
(20) The shares underlying the RSUs will vest in sixteen equal quarterly installments beginning August 9, 2016.
(21) The shares underlying the RSUs will vest in sixteen equal quarterly installments beginning November 10, 2016.
(22) The shares underlying the RSUs will vest in sixteen equal quarterly installments beginning August 10, 2017.
Employment, Severance and Change in Control Agreements
Offer Letters
We have entered into offer letters with each of our executive officers. The offer letters generally provide for at-will employment and set forth the executive’s initial base salary, target variable compensation, eligibility for employee benefits, the terms of initial equity grants, and in some cases severance benefits on a qualifying termination. We have also entered into separate retention agreements with certain of our executive officers. Each of our executive officers has also executed our standard form of proprietary information agreement.
The key terms of employment with our Named Executive Officers, as well as any potential payments and benefits due upon a termination of employment or a change of control of us, are further described below. For purposes of the description of severance benefits below, we refer to a qualifying termination that occurs within the period beginning three months prior to and ending 12 months following a change in control as the “change in control period.” Payment of any of the severance benefits described below is conditioned on the Named Executive Officer’s delivery and non-revocation of a general release of claims in our favor.

Daniel D. Springer
We entered into an amended and restated offer letter with Daniel D. Springer, our Chief Executive Officer, dated March 27, 2018, which sets forth the terms and conditions of his employment with us. Mr. Springer’s current base salary is $350,000 per year. Mr. Springer is also eligible to receive an annual target bonus of up to 100% of his base salary.
In connection with his initial employment offer, in 2017 we issued to Mr. Springer certain equity awards, including a stock option to purchase 2,000,920 shares, an RSU award covering 2,000,920 shares, and a performance stock unit, or PSU, award covering 1,217,951 shares. Our board of directors approved the PSU award to Mr. Springer to motivate him to achieve financial milestones that would align with sustained growth of our business and benefit our stockholders. The options vest over a four-year period. The RSUs vest upon the satisfaction of a service-based requirement that is satisfied over a four-year period, and the occurrence of a liquidity event requirement. The PSU award vested following the achievement of certain performance conditions involving our stock price. 50% of the PSU award vested when our common stock price equaled or exceeded $28.74 per share based on a volume weighted average price over 60 consecutive trading days and the remaining 50% of the PSU award vested when our common stock price equaled or exceeded $45.98 per share based on a volume weighted average price over 60 consecutive trading days.
Our offer letter agreement with Mr. Springer provides that upon the termination of his employment by us other than for cause, or by Mr. Springer with good reason, he will be entitled to receive the following severance benefits:

•	12 months of his then-current base salary and 100% of his target annual bonus for the year of termination;

•	company-paid COBRA premiums for up to 18 months following the termination date; and

•	an additional 12 months’ worth of vesting of his then-outstanding equity awards (excluding performance-vesting awards).
Our offer letter agreement with Mr. Springer also provides that upon the termination of his employment by us other than for cause, or by Mr. Springer with good reason during the change in control period, he will be entitled to receive the following severance benefits:

•	12 months of his then-current base salary;

•	company-paid COBRA premiums for up to 12 months following the termination date; and

•	100% accelerated vesting of his then-outstanding equity awards (excluding performance-vested awards).
In addition, he is entitled to accelerated vesting as to 50% of any then-unvested equity awards on a change in control, if he remains employed by us through the closing of a change in control transaction.
Michael J. Sheridan
We entered into an amended and restated offer letter with Michael J. Sheridan, our Chief Financial Officer, dated April 11, 2018. Mr. Sheridan’s current base salary is $400,000 per year. Mr. Sheridan is also eligible to receive an annual target bonus of up to 40% of his base salary.
Mr. Sheridan’s amended and restated offer letter also provides that upon the termination of his employment by us without cause or he resigns his employment with good reason, and if he is not entitled to change in control benefits, he will be eligible to receive the following severance benefits:

•	six months of his then-current base salary and 50% of his target annual bonus;

•	company-paid COBRA premiums for up to six months following his termination date; and

•	an additional six months’ worth of vesting of his then-outstanding initial equity awards.

Mr. Sheridan’s amended and restated offer letter also provides that upon the termination of his employment by us without cause three months prior to or 12 months following a change in control, or he resigns for any reason within 12 months following a change in control, he will be eligible to receive the following severance benefits:

•	twelve months of his then-current base salary;

•	company-paid COBRA premiums for up to twelve months following his termination date; and

•	100% accelerated vesting of his then-outstanding equity awards.
In addition, if a change in control occurs and Mr. Sheridan remains employed by us (or a successor) for at least one year following a change in control, any then-remaining unvested equity awards will be accelerated in full as of the one-year anniversary of the change in control.
William Neil Hudspith
We entered into an offer letter with William Neil Hudspith, our former President of Worldwide Field Operations, dated December 12, 2012. Mr. Hudspith ceased to be an executive officer on February 1, 2019, remained an employee until February 15, 2019 and then became a non-employee consultant to the company.
Mr. Hudspith’s last base salary was $312,000 per year. Mr. Hudspith was also eligible to receive annual variable compensation (which included commissions) of up to 100% of his base salary.
We also entered into an Amended and Restated Retention Agreement with Mr. Hudspith, effective March 30, 2018, which provided that upon the termination of his employment by us without cause or by Mr. Hudspith with good reason, he would have been eligible to receive the following severance benefits:

•	six months of his then-current base salary and 50% of his target annual variable compensation;

•	company-paid COBRA premiums for up to six months following his termination date; and

•	an additional 6 months’ worth of vesting of his then-outstanding equity awards.
In addition, if such termination had occurred during the period within 90 days prior to and 12 months following a change in control, he would have been eligible to receive the following severance benefits:

•	twelve months of his then-current base salary;

•	company-paid COBRA premiums for up to twelve months following his termination date; and

•	100% accelerated vesting of his then-outstanding equity awards.
In addition, he was entitled to accelerated vesting as to 50% of any then-unvested equity awards on a change in control, if he remained employed by us through the closing of a change in control transaction.
Mr. Hudspith terminated his employment with the Company and became a non-employee consultant to the company on February 15, 2019. We entered into a Retirement and General Release Agreement with Mr. Hudspith on January 31, 2019 providing that Mr. Hudspith would provide consulting services to the company until February 15, 2020 and would continue vesting as to certain of his then outstanding equity grants during the period that he continues to be a service provide to the company. Mr. Hudspith would also remain eligible to receive any earned incentive compensation based on his performance as the company’s chief revenue officer during fiscal year 2019. As a result of his departure, Mr. Hudspith is not entitled to the severance benefits in his Amended and Restated Retention Agreement described above.

Equity Incentive Plans
The principal features of our equity incentive plans and our 401(k) plan are summarized below.
2018 Equity Incentive Plan
Our board of directors adopted our 2018 Plan in February 2018 and our stockholders approved our 2018 Plan in April 2018. The 2018 Plan became effective in connection with our IPO. Our 2018 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, RSU awards, performance-based stock awards, and other stock awards, or collectively, stock awards. ISOs may be granted only to our employees, including our officers, and the employees of our affiliates. All other awards may be granted to our employees, including our officers, our non-employee directors and consultants and the employees and consultants of our affiliates.
Our board of directors, or a duly authorized committee of our board of directors, administers our 2018 Plan. Our board of directors may also delegate certain authority to one or more of our officers.
Stock options and RSUs (including PSUs) are granted pursuant to award agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of our 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. All awards granted under our 2018 Plan vest at the rate specified in the award agreement as determined by the plan administrator. Except as otherwise provided in the applicable award agreement, upon a participant’s termination of continuous service, RSUs that have not vested will be forfeited and options will remain exercisable for a short period of time following termination of service, which is generally three to twelve months depending on the type of termination. The equity awards held by our Named Executive Officers are subject to the vesting acceleration provisions described above under “Employment, Severance and Change in Control Agreements.”
Our 2018 Plan provides that in the event of certain specified significant corporate transactions including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction, each outstanding award will be treated as the plan administrator determines unless otherwise provided in an award agreement or other written agreement between us and the award holder. The plan administrator may take one of the following actions with respect to such awards:

•	arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction;

•	cancel or arrange for the cancellation of the stock award before the transaction in exchange for a cash payment or no payment, as determined by our board of directors; or

•
make a payment, in the form determined by our board of directors, equal to the excess, if any, of the value of the property the participant would have received on exercise of the awards before the transaction over any exercise price payable by the participant in connection with the exercise, multiplied by the number of shares subject to the stock award. Any escrow, holdback, earnout or similar provisions in the definitive agreement for the transaction may apply to such payment to the holder of a stock award to the same extent and in the same manner as such provisions apply to holders of our common stock.

The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

In the event of a change in control, awards granted under our 2018 Plan will not receive automatic acceleration of vesting and/or exercisability, although this treatment may be provided for in an award agreement or in any other written agreement between us and the participant. Under our 2018 Plan, a change in control generally will be deemed to occur in the event: (1) the acquisition by any a person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity; (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders; or (4) an unapproved change in the majority of our board of directors.
2018 Employee Stock Purchase Plan
Our board of directors adopted in February 2018 and our stockholders approved in April 2018 our 2018 Employee Stock Purchase Plan, or ESPP. The ESPP became effective in connection with our IPO. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of Internal Revenue Code of 1986, as amended, or the Code, for U.S. employees. In addition, the ESPP authorizes grants of purchase rights that do not comply with Section 423 of the Code under a separate non-423 component. In particular, where such purchase rights are granted to employees who are employed or located outside the United States, our board of directors may adopt rules that are beyond the scope of Section 423 of the Code.
Our board of directors has delegated its authority to administer the ESPP to our compensation committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.
Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by our board of directors, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.
In the event of certain significant corporate transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.
Amended and Restated 2011 Equity Incentive Plan
Our board of directors adopted our 2011 Equity Incentive Plan, or our 2011 Plan, in January 2011, and our stockholders approved our 2011 Plan in April 2011. Our 2011 Plan was most recently amended in March 2018. Our 2011 Plan provides for the grant of ISOs, NSOs, stock appreciation rights, restricted stock awards, and RSU awards, or collectively, stock awards. Upon and after our IPO, we may no longer grant stock awards under our 2011 Plan. Any outstanding stock awards granted under our 2011 Plan will remain subject to the terms of such plan and applicable award agreements.

Our board of directors, or the compensation committee of our board of directors, has administered our 2011 Plan since its adoption. Stock options and RSUs (including PSUs) are granted pursuant to award agreements adopted by the plan administrator. All awards granted under our 2018 Plan vest at the rate specified in the award agreement as determined by the plan administrator. Except as otherwise provided in the applicable award agreement, upon a participant’s termination of continuous service, RSUs that have not vested will be forfeited and options will remain exercisable for a short period of time following termination of service, which is generally three to twelve months depending on the type of termination. The equity awards held by our Named Executive Officers are subject to the vesting acceleration provisions described above under “Employment, Severance and Change in Control Agreements.”
In the event of a merger or change in control, the plan administrator may take one or more of the following actions with respect to stock awards granted under our 2011 Plan:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•	upon written notice to a participant, arrange for the termination of a participant’s stock awards upon or immediately prior to the consummation of such transaction;

•
accelerate the vesting or arrange for the lapse of restrictions applicable to a stock award, in whole or in part, prior to or upon consummation of such merger or change in control, and terminate upon or immediately prior to the effectiveness of such merger or change in control;

•
arrange for the termination of a stock award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such stock award or realization of the participant’s rights as of the date of the occurrence of the transaction; or

•	arrange for the replacement of such stock award with other rights or property selected by the plan administrator in its sole discretion.
A change in control is defined to include: (1) the sale or disposition of more than 50% of the voting power of our outstanding securities, excluding certain financing transactions; (2) a change in the effective control involving the replacement of at least a majority of members of the Board during any12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; and (3) a change in ownership of our assets, where a person acquires within a 12-month period at least 50% of the total gross fair market value of our assets.
The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.
If the successor corporation does not assume or substitute for the stock award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding stock options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse, and, with respect to stock awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
401(k) Plan
We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis and/or post-tax, up to the statutorily prescribed annual limits on contributions under the Code. We have not historically made discretionary contributions to the 401(k) plan for the benefit of employees. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our 401(k) plan provides for discretionary matching of employee contributions. Beginning in November 2018, we matched by 50% each eligible participant’s salary deferral contributions, up to 6% of such participant’s eligible compensation as defined in the 401(k) Plan.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
Director Compensation for Fiscal 2019
No cash compensation was paid to our non-employee directors in fiscal year 2019. Pursuant to our Non-Employee Director Compensation Policy, we generally reimburse our directors for their necessary and reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Mr. Springer, our chief executive officer, is also a director but does not receive any additional compensation for his service as a director. Mr. Springer’s compensation as an executive officer is set forth below under “Executive Compensation—Summary Compensation Table.”
The following table shows for the fiscal year ended January 31, 2019 certain information with respect to the compensation of all non-employee directors of the Company. Daniel D. Springer, our President, Chief Executive Officer and Director, is also not included in the table below because he did not receive additional compensation for his service as a director. The compensation received by Mr. Springer as an employee is shown above in “Executive Compensation-Summary Compensation Table.”

Name	Stock Awards ($)(1)(9)	Total ($)
Cynthia Gaylor (2)	$399,978.15	$399,978.15
Thomas H. Gonser (3)	$199,998.50	$199,998.50
John M. Hinshaw	$199,998.50	$199,998.50
Blake J. Irving (4)	$399,957.91	$399,957.91
Keith Krach (5)	$199,998.50	$199,998.50
Louis J. Lavigne, Jr.	$199,998.50	$199,998.50
Mary G. Meeker	$199,998.50	$199,998.50
Enrique T. Salem	$199,998.50	$199,998.50
Steven Singh (6)	$399,957.91	$399,957.91
Peter Solvik	$199,998.50	$199,998.50
Inhi Cho Suh (7)	$399,957.91	$399,957.91
Mary Agnes Wilderotter (8)	$606,042.00	$606,042.00
(1)    The amounts reflect the full grant date fair value for awards granted during 2018. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. This calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. See Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, for the valuation assumptions and other related information. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

(2) Ms. Gaylor joined our board of directors on December 5, 2018.
(3) Mr. Gonser served on our board of directors until December 31, 2018.
(4) Mr. Irving joined our board of directors on August 29, 2018.
(5) Mr. Krach served on our board of directors until January 1, 2019.
(6) Mr. Singh joined our board of directors on August 29, 2018.
(7) Ms. Suh joined our board of directors on August 29, 2018.
(8) Ms. Wilderotter joined our board of directors on March 17, 2018.
(9)    On March 17, 2018, in connection with Ms. Wilderotter’s appointment to the Board, the Board approved an RSU award covering 20,898 shares of our common stock to Ms. Wilderotter. The grant to Ms. Wilderotter vests in a series of 12 equal quarterly installments over a three-year period measured from the date of grant. On July 18, 2018, pursuant to our non-employee director compensation policy, we granted an RSU award covering 3,770 shares of our common stock to each of Ms. Meeker and Messrs. Gonser, Hinshaw, Krach, Lavigne, Salem and Solvik. The awards to Ms. Meeker and Messrs. Gonser, Hinshaw, Krach, Lavigne, Salem and Solvik vest in in a series of 4 equal quarterly installments over a one-year period measured from the date of grant. On August 29, 2018, pursuant to our non-employee director compensation policy, we granted an RSU award covering 5,893 shares of our common stock to each of Ms. Suh and Messrs. Irving and Singh. The awards to Ms. Suh and Messrs. Irving and Singh vest in a series of 12 equal quarterly installments over a three-year period measured from the date of grant. On December 5, 2018, pursuant to our non-employee director compensation policy, we granted an RSU award covering 9,645 shares of our common stock to Ms. Gaylor. The award to Ms. Gaylor vests in a series of 12 equal quarterly installments over a three-year period measured from the date of grant. As of January 31, 2019, the aggregate number of stock options held by Ms. Wilderotter and Messrs. Gonser, Hinshaw, Krach, Lavigne and Salem were 3,000, 716,805, 40,000, 1,667, 50,000 and 50,000, respectively. As of January 31, 2019, the aggregate number of RSUs held by Mmes. Gaylor, Meeker, Suh and Wilderotter and Messrs. Hinshaw, Irving, Lavigne, Salem, Singh and Solvik were 9,645, 1,885, 5,402, 17,415, 1,885, 5,402, 1,885, 1,885, 5,402 and 1,885, respectively.

Non-Employee Director Compensation Policy
On March 17, 2018, our board of directors adopted the Non-Employee Director Compensation Policy, which provides for the following compensation:
Annual cash compensation, beginning February 1, 2019:
1. Annual Board Service Retainer:
a. All Eligible Directors: $33,500
b. Chairman or Lead Independent Director: $37,500 (in lieu of above)
2. Annual Committee Member Service Retainer:
a. Member of the Audit Committee: $10,000
b. Member of the Compensation Committee: $6,600
c. Member of the Nominating and Corporate Governance Committee: $4,000
3. Annual Committee Chair Service Retainer (in lieu of Committee Member Service Retainer):
a. Chairman of the Audit Committee: $20,000
b. Chairman of the Compensation Committee: $13,500
c. Chairman of the Nominating and Corporate Governance Committee: $7,800
Equity grants, beginning April 27, 2018:
Initial Grant for New Directors. Each person who is elected or appointed for the first time to be a Non-Employee Director will be granted a Restricted Stock Unit for a number of shares of common stock having a value of $400,000 (the “Initial Grant”). Each Initial Grant will vest in a series of 12 equal quarterly installments over the 3-year period measured from the date of grant.
Annual Grant. On the date of each Annual Meeting, each person who is then a Non-Employee Director will automatically be granted a Restricted Stock Unit to purchase a number of shares of common stock having a value of $200,000 (the “Annual Grant”). Notwithstanding the foregoing, a director who is elected or appointed for the first time less than nine (9) months prior to the date such grants are made to executive officers or the date of such Annual Meeting shall not be eligible to receive such Annual Grant. Each Annual Grant will vest in a series of four successive equal quarterly installments over the one-year period measured from the date of grant.
All Initial Grants and Annual Grants will vest in full upon a change in control transaction.
In addition, for the Annual Grants made in fiscal year 2019, upon termination of service for any reason, an additional 25% of such aware shall accelerate and vest.
EQUITY COMPENSATION INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of January 31, 2019. Information is included for our 2018 Plan, our 2011 Plan, our 2003 Plan and our 2018 ESPP, each of which was adopted with the approval of our stockholders. Our 2003 Plan terminated upon the effectiveness of our 2011 Plan, and our 2011 Plan terminated upon the effectiveness of our 2018 Plan. However, any outstanding stock awards under our 2003 Plan or 2011 Plan, as applicable, will continue to be governed by their existing terms. The 2018 Plan and 2018 ESPP were each in effect as of January 31, 2019.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of January 31, 2019 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	13,647,677(2)	$12.27(3)	17,518,955(4)
Equity compensation plans not approved by stockholders	—		—
Total	13,647,677	$12.27	17,518,955

(1)	Includes the following plans: our 2018 Equity Incentive Plan, our 2011 Equity Incentive Plan, as amended and restated, our 2003 Stock Plan, as amended, and our 2018 Employee Stock Purchase Plan.

(2)	Excludes 17,558,008 shares that may be issued under restricted stock unit awards as of January 31, 2019.

(3)	Excludes 17,558,008 shares that may be issued under restricted stock unit awards as of January 31, 2019.

(4)
As of January 31, 2019, a total of 19,000,000 shares of our common stock have been reserved for issuance pursuant to the 2018 Plan, which number excludes the 8,570,278 shares that were added to the 2018 Plan as a result of an automatic annual increase on February 1, 2019. The 2018 Plan provides that the number of shares reserved and available for issuance under the 2018 Plan will automatically increase each February 1, beginning on February 1, 2019, by 5% of the outstanding number of shares of our common stock on the immediately preceding January 31 or such lesser number of shares as determined by our board of directors. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Plan and the 2011 Plan will be added back to the shares of common stock available for issuance under the 2018 Plan. The Company no longer makes grants under the 2011 Plan. As of January 31, 2019, a total of 3,800,000 shares of our common stock have been reserved for issuance pursuant to the ESPP, which number excludes the 1,693,030 shares that were added to the ESPP as a result of an automatic annual increase on February 1, 2019. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each February 1, beginning on February 1, 2019, by the lesser of 3,800,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding January 31 or such lesser number of shares as determined by our board of directors. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
We currently have a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not considered related party transactions under this policy. A transaction, arrangement or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related party transaction under this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to the Audit Committee, or, if audit committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things: all of the parties to the transaction; the material facts of the proposed transaction; the interests, direct and indirect, of the related persons; the purpose of the transaction; the benefits to us of the transaction; whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally; and management’s recommendation with respect to the proposed transaction. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related-person transactions, the Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.
CERTAIN RELATED-PERSON TRANSACTIONS
The following is a summary of transactions since February 1, 2018, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation—Non-Employee Director Compensation.”
Follow-on Public Offering
In September 2018, some of our holders of capital stock sold shares of our common stock in an underwritten public offering pursuant to the Registration Statements at a price of $55.00 per share, after deducting underwriters discounts and commissions. Entities affiliated with Sigma Partners sold 1,304,348 shares during our follow-on offering. Entities affiliated with Sigma Partners hold more than 5% of our capital stock. Peter Solvik, a member of our Board, is affiliated with Sigma Partners.
Equity Grants to Directors and Executive Officers
We have granted RSUs and PSUs to certain of our directors and executive officers. For more information regarding the stock awards granted to our directors and named executive officers, see “Security Ownership of Certain Beneficial Owners and Management.”

Employment Agreements
We have entered into offer letter agreements and retention agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Employment, Severance and Change in Control Agreements.”
Consulting Agreement
On December 17, 2018, we entered into a Retirement Agreement and General Release with William Neil Hudspith (“Retirement Agreement”). Pursuant to the Retirement Agreement, the Company offered Mr. Hudspith an Exclusive Consulting Agreement to be effective on February 16, 2019 (“Consulting Agreement”). Under the Consulting Agreement, Mr. Hudspith will serve as a non-employee consultant, receive a monthly retention of $3,600.00 per month for up to twenty-five (25) hours of service and continue vesting as to certain RSU grants. In addition, if the Company terminates the Consulting Agreement prior to the end of its term, certain of Mr. Hudspith’s RSU grants shall be subject to vesting acceleration. Mr. Hudspith was our President, Worldwide Field Operations during our last fiscal year.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit
This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws will also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws will also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses (including, among other things, attorneys’ fees), judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are DocuSign stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or DocuSign. Direct your written request to DocuSign, Inc., Investor Relations, 221 Main Street, Suite 1550, San Francisco, California 94105 or contact Investor Relations at (415) 985-2687. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Michael J. Sheridan
Chief Financial Officer
May 3, 2019
We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this proxy statement are posted on our website at https://investor.docusign.com and are available from the SEC at its website at www.sec.gov. A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2019 is available without charge upon written request to: Corporate Secretary, DocuSign, Inc., 221 Main Street, Suite 1550, San Francisco, California 94105.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/16/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/16/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Daniel D. Springer   02 Blake J. Irving

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxies may vote in their discretion upon any other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

0000423486_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

DOCUSIGN, INC.
Annual Meeting of Stockholders
June 17, 2019 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Daniel D. Springer and Michael J. Sheridan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DOCUSIGN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 17, 2019, at the offices of Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000423486_2 R1.0.1.18